Exhibit 10.3

ROCHESTER MEDICAL CORPORATION

2010 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this      day of     ,     , by and between Rochester Medical Corporation, a Minnesota corporation (the “Company”) and     , an individual resident of                     ,                     (“Employee”).

1. Award. The Company hereby grants to Employee an award of                 restricted stock units (the “RSUs”), each RSU representing the right to receive one share of Common Stock, without par value per share, of the Company according to the terms and conditions set forth herein and in the Rochester Medical Corporation 2010 Stock Incentive Plan (as adopted, amended and currently in effect, the “Plan”). Words and phrases not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Plan. A copy of the Plan will be furnished upon request of Employee.

2. Vesting; Forfeiture.

(a) The “Performance Period” for purposes of determining the vested RSUs shall be [                    ]. The performance goals for purposes of determining the vested RSUs are set forth in the attached Exhibit A. Except as otherwise provided in this Agreement, the number of RSUs that shall vest will be based on whether and to what extent the performance goals are achieved, as set forth in the attached Exhibit A and as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion. The determination of the number of vested RSUs will occur as soon as practicable after the Committee determines, in its sole discretion after the end of the Performance Period, whether, and the extent to which, the performance goals have been achieved; provided that in no event will such determination be made later than 60 days following the end of the Performance Period (the “Determination Date”).

(b) If Employee ceases to be an employee of the Company or any Affiliate prior to vesting of the RSUs pursuant to Section 2(a) or Section 5 hereof, all of Employee’s rights to all of the unvested RSUs shall be immediately and irrevocably forfeited, except that (i) if Employee ceases to be an employee by reason of permanent and total disability prior to the vesting of RSUs under Section 2(a) or Section 5 hereof, or (ii) if Employee ceases to be an employee by reason of death prior to the vesting of RSUs under Section 2(a) or Section 5 hereof, Employee or the Employee’s estate, as applicable, shall be entitled to retain the RSUs through the end of the Performance Period and shall vest on the Determination Date to the extent that the performance goals are achieved, as set forth in the attached Exhibit A and as determined by the Committee in its sole discretion. Upon forfeiture, Employee will no longer have any rights relating to the unvested RSUs.

[Employee – Performance Stock Units]

3. Restrictions on Transfer. The RSUs shall not be transferable other than by will or by the laws of descent and distribution. Until the date that the RSUs vest pursuant to Section 2 or Section 5 hereof and the shares of Common Stock issuable upon vesting thereof (the “Shares”) are issued, none of the Shares may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and any purported sale, assignment, transfer, pledge, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

4. Adjustments. If any RSUs vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Employee shall then receive upon such vesting the number and type of securities or other consideration which Employee would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Common Stock.

5. Acceleration of Vesting Upon Change In Control. Notwithstanding any other provision in this Agreement, in the event of a “Change in Control” prior to the end of the Performance Period, the Performance Period shall be deemed to end on the date of the Change in Control and the Employee shall be entitled to retain the RSUs which shall vest on the Determination Date to the extent that the performance goals are achieved, as adjusted for the truncated Performance Period and determined by the Committee in its sole discretion. A “Change in Control” shall mean any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other corporate reorganization are owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other corporate reorganization, (ii) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that any person or group has acquired beneficial ownership of more than 50% of the then outstanding shares of Common Stock and, for this purpose, the terms “person,” “group” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities and Exchange Commission; (iii) the Continuing Directors (as defined below) cease to constitute a majority of the Company’s Board of Directors; (iv) a sale of all or substantially all of the assets of the Company or the dissolution of the Company; (v) the commencement of or public announcement of an intention to make a tender or exchange offer for more than 50% of the then outstanding shares of the Common Stock; or (vi) the majority of Continuing Directors, in their sole and absolute discretion, determine that there has been a change in control of the Company. “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

6. Miscellaneous.

(a) Issuance of Shares. No stock certificates shall be issued to Employee prior to the Determination Date in accordance with Section 2 or Section 5 hereof. After such date, and following payment of the applicable withholding taxes pursuant to Section 6(b) hereof, the Company shall cause the Shares to be issued in the name of Employee, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be delivered to Employee or Employee’s legal representatives, beneficiaries or heirs, as the case may be.

(b) Income Tax Matters.

(i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.

(ii) In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Employee may elect, subject to the consent of the Committee, to satisfy Employee’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Employee having a Fair Market Value equal to the amount of such taxes. Any such shares already owned by Employee shall have been owned by Employee for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. Employee shall represent and warrant in writing that Employee is the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions. Employee’s election must be made on or before the date that the amount of tax to be withheld is determined.

(c) Section 409A Provisions. The payment of Shares under this Agreement are intended to be exempt from the application of section 409A of the Internal Revenue Code, as amended (“Section 409A”) by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4). Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes “deferred compensation” to the Employee under Section 409A and applicable guidance thereunder is otherwise payable or distributable to the Employee under the Plan or this Agreement solely by reason of the occurrence of a Change in Control or due to the Employee’s disability or separation from service, such amount or benefit will not be payable or distributable to the Employee by reason of such circumstance unless the Company determines in good faith that the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable final regulations. Any payment or distribution that otherwise would be made to an Employee who is a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service may not be made before the date which is six months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

(d) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(e) Rationale for Grant. The RSUs granted pursuant to this Agreement are intended to offer Employee an incentive to put forth maximum efforts in future services for the success of the Company’s business. The RSUs are not intended to compensate Employee for past services.

(f) No Rights of Stockholders. Neither Employee, Employee’s legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in accordance with the terms hereof.

(g) No Right to Employment. The issuance of the RSUs or the Shares shall not be construed as giving Employee the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Employee from employment free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan. By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(h) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement.

(i) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any applicable stock exchange and the Minnesota Business Corporation Act) as may be determined by the Company to be applicable are satisfied.

(j) Severability. If any provision of the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(k) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other Person. To the extent that Employee acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(l) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(m) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(n) Consultation With Professional Tax and Investment Advisors. The holder of this Award acknowledges that the grant, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares acquired pursuant to the Award, may have tax consequences pursuant to the Code or under local, state or international tax laws. The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, the holder understands and agrees that any and all tax consequences resulting from the Award and its grant, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

IN WITNESS WHEREOF, the Company and Employee have executed this Restricted Stock Unit Award Agreement on the date set forth in the first paragraph.

ROCHESTER MEDICAL CORPORATION

By:
Name:
Title:

EMPLOYEE

Name:

Exhibit A

PERFORMANCE GOALS UNDER THE

RESTRICTED STOCK UNIT AGREEMENT

Performance Goals for the Performance Period

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